SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT





             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) January 6, 1999
                                               _________________


                       LSB INDUSTRIES, INC.
      ______________________________________________________
      (Exact name of registrant as specified in its charter)

    Delaware                 1-7677               73-1015226
 __________________      ________________      ___________________
(State or other         (Commission File     (IRS Employer
 jurisdiction of            Number)          Identification No.)
  incorporation)


16 South Pennsylvania Avenue, Oklahoma City, Oklahoma     73107
________________________________________________________________
 (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  (405) 235-4546
                                                  _______________


                          Not applicable
   ___________________________________________________________
  (Former name or former address, if changed since last report)

Item 5.   Other Events.
          ____________

     On January 5, 1999, the Board of Directors of LSB Industries, Inc. (the "Company") approved the renewal of the Company's existing Preferred Share Purchase Rights Plan (the "Existing Plan") through the execution and delivery of a Renewed Rights Agreement, dated January 6, 1999, between the Company and Bank One, NA ("Renewed Rights Agreement").

     The terms of the Renewed Rights Agreement and the preferred share purchase rights (the "Rights") to be issued thereunder are set forth in the Renewed Rights Agreement and are described in the related press release, copies of which are filed herewith as Exhibits 4 and 99 respectively, and incorporated herein by reference. The terms of the Renewed Rights Agreement are substantially similar to the terms of the Existing Plan, with certain exceptions, including the following:

     (a) Rights become exercisable and transferable apart from the Company's common stock when a person or group acquires ownership of 20% or more of the Companies common stock under the Renewed Rights Agreement, unless such acquisition is by the following:

               (i)    the Company
               (ii)   any Subsidiary of the Company;
               (iii) any employee benefit plan of the Company or any Subsidiary of the Company;
               (iv) any entity holding common stock of the Company for or pursuant to the terms of any such plan; and
               (v) Jack E. Golsen and certain members of his family ("Golsen Family"), and other entities of which at least 80% of the outstanding voting or equity interest are beneficially owned by one ore more of the Golsen family; trusts in which 80% of the outstanding beneficial voting interest or presumptive interest in principal and income are beneficially owned by one or more of the Golsen Family; and affiliates of any of the Golsen Family.

          Under the Existing Plan, the stock ownership thresholds were 30%.

     (b) The "flip-in" and "flip-over" provisions of the Renewed Rights Agreement also do not apply to a tender or an exchange offer for all issued and outstanding shares of the Company's common stock at prices and on terms that a majority of the Company's Board of Directors, who are not officers or the person or group who could trigger the exercisability of the Rights, deem adequate and in the best interest of the Company and stockholders. This "Permitted Offer" exception was not part of the Existing Plan.

     (c) If the Company's Board of Directors determines that a person has acquired 20% or more of the Company's common stock inadvertently and such person divests within 10 business days from the date of such determination a sufficient number of shares so as to no longer own 20% of the Company's common stock, then such person will not be considered an Acquiring Person. This exception to the definition of Acquiring Person was not part of the Existing Plan.

     (d) The exercise price of the Rights is $20 under the Renewed Rights Agreement, rather than $14 as set forth in the Existing Plan.

     (e) The Renewed Rights Agreement terminates ten years from the date of the Renewed Rights Agreement.

     A copy of the related press release issued January 26, 1999, in accordance with Rule 135c promulgated under the Act is attached as an exhibit hereto.

Item 7.   Financial Statements and Exhibits.
          _________________________________

     (c)  Exhibits.

          4.1 Renewed Rights Agreement, dated January 6, 1999, between LSB Industries, Inc. and Bank One, NA.

          4.2 Form of Certificate of Designations of the Series 3 Participating Class C Preferred Stock.

          99.1  Press release, dated January 26, 1999.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: January 27, 1999.

                              LSB INDUSTRIES, INC.


                              By: /s/ Heidi L. Brown
                                 ________________________________
                                 Heidi L. Brown,
                                 Vice President-Managing Counsel